UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2012

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2012, SBA Communications Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and J.P. Morgan Securities LLC (together, the “Underwriters”) pursuant to which the Company will sell to the Underwriters 6,005,000 shares of the Company’s Class A common stock, par value $0.01 per share, at $47.30 per share. The shares are being issued and sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-179737) (the “Registration Statement”), which was effective upon filing with the Securities and Exchange Commission (“SEC”) on February 27, 2012, and the Company’s prospectus, dated February 27, 2012, as supplemented by the Company’s prospectus supplement, dated March 7, 2012, each as filed with the SEC. Pursuant to the Underwriting Agreement, the Company has agreed not to sell, pledge or otherwise dispose of any shares for a period of 45 days from March 7, 2012 without the prior written consent of Citigroup Global Markets Inc., except as otherwise permitted under the terms of the Underwriting Agreement, including to issue shares of Class A common stock in connection with the previously announced Mobilitie acquisition. The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties. The Underwriting Agreement and the opinion of Greenberg Traurig, P.A., relating to the legality of the Class A common stock to be issued and sold in the offering, are included as Exhibits 1.1 and 5.1 to this Form 8-K and are hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 7, 2012, by and among SBA Communications Corporation, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

99.1	Press release issued by SBA Communications Corporation on March 7, 2012.

99.2	Press release issued by SBA Communications Corporation on March 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh Senior Vice President and Chief Financial Officer

Date: March 12, 2012